Exhibit 3.4

ELEVATION TO PUBLIC OF DECISIONS OF THE PARTNER SINGLE AMENDMENT TO THE BYLAWS. ---------------------------

“TURBO ENERGY, S.A.” UNIPERSONAL. ------------------------------

NUMBER FOUR ONE THOUSAND SEVEN HUNDRED FORTY ONE.-------------------------------------

In the city of Valencia, on the twenty-eighth day of August two thousand and twenty-three.---------------------------

Before me, ALEJANDRO CERVERA TAULET, Notary Public of the Illustrious College of Valencia, with residence in the Capital, ---------------------.

-----------------------------------------------APPEARS :-------------------------------------

--- DON MARIANO DE LA ASUNCION SORIA HERNÁNDEZ, of legal age, engineer, married, domiciled for these purposes in Valencia (46004), Calle Isabel la Católica 8, Oficinas 50-51 and with DNI number 29184359-G.---------------------------

INTERVENES in the name and representation of the entity from nationality Spanish nationality “TURBO ENERGY, S.A.” UNIPERSONAL UNIPERSONAL, as a result of the transformation of the Limited Company “TURBO ENERGY, S.L.” into a Public Limited Company. It has assigned the C.I.F. number A98569619 and is domiciled at Calle Isabel la Católica nº 8, Oficinas 50-51, 46004-Valencia.-------------------------------------

It was constituted, by time indefinitely, through a deed authorized by the Notary Public of Valencia, Mr. José Alicarte Domingo, dated September 18, 2013, with number of protocol 2287, registered in the Mercantile Registry of Valencia, volume 9686, folio 44, page V-155858 and 1st inscription.-------------------------------------

Modified its corporate purpose, by means of a deed authorized on December 30, 2022 before the Notary Public authorizing the present document, under number 6,358 of the protocol, which caused the 12th registration.---------------------------

Increased its capital stock by a deed of elevation to public deed of decisions of sole shareholder granted on January 18, 2023 before the Notary Public authorizing the present document, with number 222 of protocol. --------

Transformed into a corporation, by a deed authorized by me, the undersigned Notary, on February 8, 2023, protocol number 685, registered in the Mercantile Registry of Valencia, volume 9686, book 6968, folio 48, Section 8, page V-155858, 14th inscription.-------------------------------------

Its corporate purpose is made up of the following activities (CNAE of its main activity 2712. The manufacture of electrical distribution and control apparatus):-------------------------------------

a) The design and manufacture of material and electrical equipment.-------------------------------------

b) The acquisition, distribution and sale of electrical and electronic material for the development of renewable energy projects, such as solar panels, inverters, chargers, regulators, batteries and structures, among others.---------------------------

LAW 10/2010 - I, the Notary, expressly state that I have complied with the obligation of identification of the beneficial owner that imposes Law 10/2010, of April 28, 2010, and its regulations approved by RD 304/2014, of May 5, 2014, the result of which, as stated, is recorded in minutes authorized by me, the undersigned Notary, on November 8, 2022, protocol number 5,404, which she exhibits to me, declaring under her responsibility, that its content has not been modified and that she is acting on her own behalf, and not on behalf of third parties, by virtue of improper mandate, fiduciary business or third person other than the beneficial owner, as the ultimate beneficiary of the economic consequences of the business.-------------------------------------

Your legal standing for this act is:---------------------------

a) Of his appointment and acceptance as Director, for a term of six years, of the decisions of the sole shareholder of the entity dated February 1, 2023, made public in the aforementioned deed of Transformation, which caused the 14th registration, an authorized copy of which I have had in view.-------------------------------------

b) And especially of the decisions of the sole partner of the entity dated August 21, 2023, which are accredited to me with the certification issued on the same day by Mr. Ramón Ruiz de la Torre Esporrín, with the approval of Mr. Enrique Selva Bellvís, Secretary and Chairman, respectively, of the Board of Directors of the Company, the legitimacy of whose signatures I certify and protocol with this matrix.-------------------------------------

He declares that he is acting in the legitimate exercise of his position, in which he is still in force, and that the domicile, corporate purpose and legal capacity of the company he represents have not changed.---------------------------

I, the Notary deem sufficient the powers that as a Director, with the delegation of powers conferred and recorded in the notarized certification, the undersigned has for the execution of this deed to convert the decisions of the sole shareholder into a public deed.---------------------------

Your personal circumstances of your I can identify him by his reviewed D.N.I. and has, in my opinion, legal capacity to grant this deed of elevation to public of decisions of the sole partner, and-------------------------------------.

---------------------------O T H O R G A :---------------------------

--- FIRST.- EXECUTION OF THE DECISIONS OF SINGLE PARTNER.---------------------------

That, in the name and on behalf of “TURBO ENERGY, S.A.U.” and in execution of the decisions of the sole shareholder of the entity, to which reference has been made and whose certification has been notarized, elevates them to public, being herein fully reproduced in order to avoid unnecessary repetition.---------------------------

SEGUNDO.- INSCRIPCION.---------------------------

You request the registration of this deed in the Mercantile Registry, of which I hereby inform you that it is obligatory, and, if applicable, its partial registration in accordance with the provisions of Article 63 of the current Mercantile Regulations.

TELEMATIC PROCEDURE - The granting party shall gives express power of attorney to the authorizing notary to carry out all the necessary steps to to obtain the registration of the present in the Mercantile Registry, as well as for the liquidation of the same when necessary, in accordance with the provisions of Article 112 of Law 24/2001, of December 27, 2001, on Fiscal, Administrative and Social Order Measures. –

The submission telematic at at Register The payment of the taxpayer shall be subject to the appropriate provision of funds, which must be paid by the taxpayer within twenty calendar days following the execution of the deed. In the event that the aforementioned provision of funds is not paid within the aforementioned period, it will be considered that the interested party will process and manage the present transaction at his own expense, and the aforementioned Notary Public will be exempted from any responsibility for such management.-------------------------------------

---------------------------GRANTING AND AUTHORIZATION---------------------------

Thus it grants, after of making him the legal reservations and warnings, in particular about the obligations, rights and warnings contained in the following laws and regulations:-------------------------------------

---- De In accordance with as provided for in the Data Protection regulations, we inform you that the personal data of the participants will be processed by the authorizing Notary, whose contact details appear in this document. The purpose of the processing is to exercise the functions of the notarial activity and its invoicing. The data provided will be kept for as long as the relationship with the interested party is maintained and their deletion is not requested or for the years necessary to comply with legal obligations.-------------------------------------

The base legal basis of treatment is the

This means that the data must be provided to the Notary Public and would otherwise prevent his or her intervention. The communications foreseen in the Law will be made to the Public Administrations and, if applicable, to the Notary who succeeds them.

to the current one on the site. The participants may exercise their rights of access, rectification, deletion, limitation of processing, opposition or, where appropriate, portability of their data. In the event of any violation of rights, a complaint may be lodged with the Spanish Data Protection Agency. If data of persons other than those involved are provided, they must have previously informed them of all the provisions of Article 14 of the GDPR. The contact details of the data protection officer are dpd@aequus.es .-------------------------------------

--- From the provisions of Law 8/1.989 of 13 of April, to which is not subject because it is a document without amount.-------------------------------------

--- Read by me in its entirety this writing the undersigned, by his choice, in accordance with the provisions of Article 193 of the Notarial Regulations, declares that he remains duly informed of the content of the present public instrument, for which he freely gives his consent, and ratifies it by signing it with me, the Notary, of all of which, I WITNESS, as well as of the fact that the present grant conforms to the legality and the duly informed will of the grantor and that it is written on five sheets of exclusive paper for notarial documents, series and numbers of the present and the previous ones in order.

The signature of the appearing party follows. Signed:

Alejandro Cervera Taulet - Rubricados - There is the seal of the Notary. -------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

---------------------------FOLLOW UNITED DOCUMENTS---------------------------

CERTIFICACIÓN DE LOS ACUERDOS ADOPTADOS EN EL CONSEJO DE ADMINISTRACIÓN Y ACTA DE CONSIGANCION DE SOCIO ÚNICO DE TURBO ENERGY, S.A.U.

RAMÓN RUIZ DE LA TORRE ESPORRIN, con DNI 291656-2 ·N, en su condición de **SECRETARIO NO CONSEJERO DEL CONSEJO DE ADMINISTRACÓN de TURBO ENERGY, S.A.U.** (en adelante, "**TURBO ENERGY**" o la "**Sociedad**"), con domicilio en Calle Isabel la Católica 8, Oficinas 50-51, 46004-Valencia, provista de CIF N.º B98569619 e inscrita en la Hoja V-155858 del Registro Mercantil de Valencia,

CERTIFICA

Que obra a mi cargo, aprobada al finalizar la reunión, el Acta de la reunión del Consejo de Administración de la Sociedad celebrada en Valencia, el 21 de agosto de 2023, en la que actuaron como Presidente D. Enrique Selva Belvis y yo, como Secretario no Consejero del Consejo de Administración de la Sociedad.

Que según consta en el Acta, estaban presentes todos los Consejeros de la Sociedad; esto es, O. Enrique Selva Bellvis, D. Mariano Soria Hernández y D. Miguel Valldecabres Polop, acordaron por unanimidad constituirse en Consejo de Administración, declarándolo el Sr. Presidente válidamente constituido.

Que antes de proceder a la deliberación de los asuntos contenidos en el Orden del Día, el Secretario no Consejero procedió a elaborar la Lista de Asistentes, la cual fue firmada por todos los Consejeros a continuación de su nombre en señal de aprobación de la constitución y celebración de la reunión.

Que el Orden del Día, aprobado por unanimidad de los asistentes, fue el siguiente:

Primero.-	Aprobación del Informe de Modificación Estatutaria de la Sociedad.
Segundo.-	Delegación especial de facultades.
Tercero.-	Redacción, lectura y, en su caso, aprobación del Acta de la sesión.

Que tras la deliberación de los asuntos contenidos en el Orden del Día y sin haberse solicitado constancia escrita de ninguna de las intervenciones de los asistentes, se adoptaron por unanimidad, entre otros, los siguientes acuerdos que se transcriben literalmente a continuación:

"PRIMERO. APROBACIÓN DEL INFORME DE MODIFICACIÓN ESTATUTARIA DE LA SOCIEDAD.

El Consejo de Administración acuerda por unanimidad aprobar el Informe de Modificación Estatutaria incluido en el Anexo 11 en base al artículo 286 de la Ley de Sociedades de Capital, donde se recogen los motivos convenientes para modificar el artículo 18 de los Estatutos Sociales de la Sociedad.

SEGUNDO. DELEGACIÓN ESPECIAL DE FACULTADES.

Se acuerda facultar a todos los miembros del Consejo de Administración de la Sociedad, y al Secretario na Consejero del Consejo de Administración de la Sociedad, poro que, cualquiera de ellos, indistintamente, pueda, en nombre y representación de la Sociedad, comparecer ante Notario de su elección y elevar a público los presentes acuerdos, firmando al efecto cuantos documentos públicos o privados fuesen necesarios o útiles para ello, otorgando las escrituras públicas que sean necesarias, y realice las gestiones precisas hasta su inscripción en el Registro Mercantil de Valencia, lo que incluye cuantos actos o documentos de ratificación, ampliación, aclaración, subsanación o complementarios sean menester.

TERCERO. REDACCIÓN, LECTURA Y, EN SU CASO, APROBACIÓN DEL ACTA DE LA SESIÓN.

Y no habiendo más asuntos que tratar, se da por terminada la sesión, de la que se levanta la presente Acta, que inmediatamente a continuación es leída y firmada en prueba de conformidad por la totalidad de los presentes y firmada por el Secretario no Consejero de la sesión, con el visto bueno del Sr. Presidente, en el lugar y fecha indicados en el encabezamiento."

IGUALMENTE CERTIFICO

Que en el Libro de Actas de la Sociedad, aparece transcrita el Acta de Consignaciones de Decisiones del Socio Único, de fecha 21 de agosto de 2023, cuyo contenido se transcribe literalmente a continuación:

"ACTA DE CONSIGNACIÓN DE DECISIONES DE SOCIO ÚNICO DE TURBO ENERGY, S.A.U.

*En la ciudad de Valencia, a 21 de agosto de 2023, en el domicilio social de la entidad sito en Plaza de América 2 – 4AB, 46004-Valencia, UMBRELLA SOLAR INVESTMENT, S.A., representada por D. Enrique Selva Belvís en su condición de Consejero Delegado (en adelante, el "**Socio Único**"), decide ejercitar las competencias de la Junta General de TURBO ENERGY, S.A.U. (en adelante, la "**Sociedad**"), conforme al artículo 15 de la Ley de Sociedades de Capital, adoptando las siguientes:*

DECISIONES

PRIMERO. – Modificación del Artículo 18 de los Estatutos Sociales.

*El Socio Único, a la vista del Informe del Consejo de Administración que se incluye en el **Anexo I**, decide modificar el Artículo 18.- "Quorum de Asistencia y Mayorías para la adopción de acuerdos" de la Sociedad, quedando de la siguiente forma modificado:*

"Artículo 18.-QUORUM DE ASISTENCIA Y MAYORIAS PARA LA ADOPOCION DE ACUERDOS

1. *La Junta General de accionistas quedará válidamente constituida en primera convocatoria cuando los accionistas presentes o representados posean, al menos, el cuarenta por ciento (40%) del capital suscrito con derecho de voto. En segunda convocatoria, será válida la constitución de la junta cuando los accionistas presentes o representados posean, al menos, treinta y tres con treinta y tres por ciento (33,33%) del capital suscrito con derecho a voto.*
2. *No obstante lo anterior, para que la Junta General pueda acordar válidamente el aumento o la reducción del capital y cualquier otra modificación de los estatutos sociales, la emisión de obligaciones, la supresión o la limitación del derecho de*

NOTARIA DE D. ALEJANDRO CERVERA TAULET - NIHIL PRIUS FIDE - VALENCIA

adquisición preferente de nuevas acciones, así como la transformación, la fusión, la escisión o la cesión global de activo y pasivo y el traslado de domicilio extranjero, será necesaria, en primera convocatoria, la concurrencia de accionistas presentes o representados que posean, al menos, el cincuenta por ciento (50%) del capital suscrito con derecho de voto. En segunda convocatoria será suficiente la concurrencia del treinta y tres con treinta y tres por ciento (33,33%) de dicho capital.

3. *Los acuerdos sociales se adoptarán por mayoría ordinaria de los votos de los accionistas presentes o representados en la Junta General, entendiéndose adoptado un acuerdo cuando obtenga más votos a favor que en contra del capital presente o representado.*
4. *Para la adopción de los acuerdos a que se refiere el artículo 18.2 anterior, si el capital presente o representado supera el cincuenta por ciento (50%) bastará con que el acuerdo se adopte por mayoría absoluta. Sin embargo, se requerirá el voto favorable de los dos tercios del capital presente o representado en la Junta General cuando en segunda convocatoria concurran accionistas que representen el treinta y tres con treinta y tres por ciento (33,33%) o más del capital suscrito con derecho de voto sin alcanzar el cincuenta por ciento(50%).”*

SEGUNDO. - Delegación de Facultades.

El Socio Único faculta a cualquiera de los Consejeros del Consejo de Administración de la Sociedad, al Secretario No Consejero, y a la Vicesecretaria de la Sociedad, para que, pueda, en nombre y representación de la Sociedad, comparecer ante Notario de su elección y elevar a público los presentes acuerdos, firmando al efecto cuantos documentos públicos o privados fuesen necesarios o útiles para ello, otorgando las escrituras públicas que sean necesarias, y realice las gestiones precisas hasta su inscripción en el Registro Mercantil de Valencia, lo que incluye cuantos actos o documentos de ratificación, ampliación, aclaración, subsanación o complementarios sean menester.”

Y PARA QUE ASI CONSTE, libro la presente certificación, con el visto bueno del Presidente en Valencia a 21 de agosto de 2023.

VºBº EL PRESIDENTE	**EL SECRETARIO NO CONSEJERO**
D. Enrique Selva Bellvís	**D. Ramón Ruiz de la Torre Esporrín**

Anexo I

INFORME QUE PRESENTA EL CONSEJO DE ADMINISTRACIÓN DE LA SOCIEDAD TURBO ENERGY, S.A. A LOS EFECTOS PREVISTOS EN EL ARTÍCULO 286 DE LA LEY DE SOCIEDADES DE CAPITAL EN RELACIÓN CON EL ACUERDO A QUE SE REFIERE EL PUNTO PRIMERO DEL ORDEN DEL DÍA DEL ACTA DE CONSIGNACION DEL SOCIO ÚNICO.

1.- OBJETO DEL PRESENTE INFORME.

El artículo 286 del vigente Texto Refundido de la Ley de Sociedades de Capital aprobado por Real Decreto Legislativo 1/2010, de 2 de julio (**"Ley de Sociedades de Capital"**) exige, entre otros requisitos, para la válida adopción del acuerdo de modificación de estatutos, que los administradores formulen un informe escrito con la justificación de la misma que, junto con el texto integro de la modificación propuesta, deberá ponerse a disposición del socio único en el tiempo y forma previstos en el mencionado precepto, haciéndolo constar así en el correspondiente informe.

El objeto del presente informe es, en consecuencia, dar cumplimiento a lo previsto en lo mencionado precepto de la Ley de Sociedades de Capital en relación con el acuerdo a que se refiere el Punto 1º del Orden del Día que se somete a la aprobación por parte del Socio Único de Turbo Energy S.A. (en adelante, **"Turbo"** o la **"Sociedad"**) del día 21 de agosto de 2023.

2.- JUSTIFICACIÓN DE LA PROPUESTA.

2.1 Aspectos Generales

Con carácter general, la propuesta de modificación de los Estatutos Sociales viene justificada a la adecuación del texto estatutario a la normativa vigente de aplicación, en especial, a los Requerimientos de Gobierno Corporativo exigidos por el *National Association of Securities Dealers Automated Quotations* (NASDAQ), concretamente el Punto 8 Quorum- Norma 5620 (c):

"IM-5620. Meetings of Shareholders or Partners

...

(c) Quorum

(i) Each Company that is not a limited partnership shall provide for a quorum as specified in its by-laws for any meeting of the holders of common stock; provided, however, that in no case shall such quorum be less than 33 1/3 % of the outstanding shares of the Company's common voting stock. Limited partnerships that are required to hold an annual meeting of partners are subject to the requirements of Rule 5615(a)(4)(E)."

Traducido del inglés original:

""IM-5620. Juntas de accionistas o socios

...

(c) Quórum

NOTARIA DE D. ALEJANDRO CERVERA TAULET · NIHIL PRIUS FIDE · VALENCIA

(i) Toda sociedad que no sea una sociedad comanditaria deberá establecer el quórum especificado en sus estatutos para cualquier junta de titulares de acciones ordinarias; no obstante, en ningún caso dicho quórum será inferior al 33 1/3 % de las acciones ordinarias con derecho a voto en circulación de la sociedad. Las sociedades comanditarias que deben celebrar una junta anual de socios están sujetas a los requisitos de la Norma 5615(a)(4)(E)."

Y ante el hecho de la futura cotización de la Sociedad en el NASDAQ, es conveniente modificar de los Estatutos Sociales el **Artículo 18.- Quorum de asistencia y mayorías para la adopción de acuerdos**, especialmente los puntos 1 y 2, para poder adecuarse a lo anteriormente descrito.

2.2 Aspectos Particulares

A continuación, se detalla la justificación de la modificación de los Estatutos Sociales que se propone para el Artículo 18.

2.2.1 Modificación del Artículo 18.- Quorum de asistencia y mayorías para la adopción de acuerdos

En el artículo 193 de la Ley de Sociedades de Capital, punto 1 y 2 se permite a las sociedades mercantiles establecer quórums de celebración superiores a los previstos en la Ley, tanto para la celebración en primera como para la segunda convocatoria.

Dentro de lo previsto para el citado precepto se determina este informe que se propone modificar el Artículo 18 de los Estatutos Sociales con el propósito de adecuar su redacción a los requisitos de la Norma 5620 (c) del NASDAQ, especificamente elevar el quorum de constitución de la Junta General para la primera y segunda convocatoria.

Por tanto, elevando los quórums actuales que sigue las previsiones del citado artículo 193 de la Ley de Sociedades de Capital a los requisitos porcentuales expuestos, pero con límite para la primera convocatoria del cuarenta por ciento (40%) y del treinta y tres con treinta y tres por ciento (33,33%) para la segunda convocatoria de manera que no resulten quórums muy superiores a los previstos en la normativa especifica. Esta modificación hace necesario también actualizar los porcentajes de voto previstos en el número 4 del citado artículo 18 de los Estatutos para incrementarlos.

3. Propuesta de Acuerdo

El texto íntegro de la propuesta de acuerdo que se somete a la consignación del Socio Único de día 21 de agosto de 2023, es el siguiente.

*"**PRIMERO. – Modificación del Artículo 18 de los Estatutos Sociales.***

*El Socio Único, a la vista del Informe del Consejo de Administración que se incluye en el **Anexo I**, decide modificar el Artículo 18.- "Quorum de Asistencia y Mayorías para la adopción de acuerdos" de la Sociedad, quedando de la siguiente forma modificado:*

"Artículo 18.-QUORUM DE ASISTENCIA Y MAYORIAS PARA LA ADOPOCION DE ACUERDOS

1. *La Junta General de accionistas quedará válidamente constituida en primera convocatoria cuando los accionistas presentes o representados posean, al menos, el cuarenta por ciento (40%) del capital suscrito con derecho de voto. En segunda convocatoria, será válida la constitución de la junta cuando los accionistas presentes o representados posean, al menos, treinta y tres con treinta y tres por ciento (33,33%) del capital suscrito con derecho a voto.*
2. *No obstante lo anterior, para que la Junta General pueda acordar válidamente el aumento o la reducción del capital y cualquier otra modificación de los estatutos sociales, la emisión de obligaciones, la supresión o la limitación del derecho de adquisición preferente de nuevas acciones, así como la transformación, la fusión, la escisión o la cesión global de activo y pasivo y el traslado de domicilio extranjero, será necesaria, en primera convocatoria, la concurrencia de accionistas presentes o representados que posean, al menos, el cincuenta por ciento (50%) del capital suscrito con derecho de voto. En segunda convocatoria será suficiente la concurrencia del treinta y tres con treinta y tres por ciento (33,33%) de dicho capital.*
3. *Los acuerdos sociales se adoptarán por mayoría ordinaria de los votos de los accionistas presentes o representados en la Junta General, entendiéndose adoptado un acuerdo cuando obtenga más votos a favor que en contra del capital presente o representado.*
4. *Para la adopción de los acuerdos a que se refiere el artículo 18.2 anterior, si el capital presente o representado supera el cincuenta por ciento (50%) bastará con que el acuerdo se adopte por mayoría absoluta. Sin embargo, se requerirá el voto favorable de los dos tercios del capital presente o representado en la Junta General cuando en segunda convocatoria concurran accionistas que representen el treinta y tres con treinta y tres por ciento (33,33%) o más del capital suscrito con derecho de voto sin alcanzar el cincuenta por ciento (50%)."*

NOTARIA DE D. ALF

En Valencia, a 21 de agosto de 2023.

Don Enrique Selva Bellvis
PRESIDENTE DEL CONSEJO DE ADMINISTRACION
TURBO ENERGY S.A.

PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES

TIMBRE DEL ESTADO

HI0511815

12/2022

------------------- TESTIMONIO DE LEGITIMACIÓN DE FIRMA -------------------

Yo, **ALEJANDRO CERVERA TAULET,** Notario del Ilustre Colegio de Valencia, con residencia en esta Capital, --

DOY FE: De que considero legítimas las firmas y rúbricas que anteceden, de DON ENRIQUE SELVA BELLVIS y DON RAMÓN RUIZ DE LA TORRE ESPORRÍN, por ser cotejadas con otras firmas originales que constan en mi protocolo, -------------

De acuerdo con el art. 256 del Reglamento Notarial, el Notario no asume ninguna responsabilidad por el contenido del documento cuyas firmas legitime. ----------------

Y para que conste, extiendo la presente que signo, firmo, rubrico y sello en Valencia veintiuno de agosto de dos mil veintitrés.--------------------------------------

SECCIÓN 2ª LIBRO INDICADOR Nº 131.-

SELLO DE LEGITIMACIONES Y LEGALIZACIONES

FE PÚBLICA NOTARIAL

CONSEJO GENERAL DEL NOTARIADO ESPAÑOL

NOTARIADO EUROPA

0283870183